Exhibit 10.28

INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT, dated as of February 12, 2020 (the “Agreement”), is between Transphorm, Inc. (f/k/a Peninsula Acquisition Corporation), a Delaware Corporation (the “Company”) and KKR Phorm Investors L.P. (the “Investor”). Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.
RECITALS
A.    On June 8, 2015, Transphorm, Inc. and the Investor, among other parties, entered into a Series 1 Preferred Stock Purchase Agreement, whereby the Investor acquired shares of Series 1 Preferred Stock of Transphorm, Inc., a privately-held Delaware corporation, and the Investor subsequently purchased shares of Series 2 Preferred Stock in Transphorm, Inc. (such purchases, the “Stock Purchase”).
B.    Peninsula Acquisition Corporation, Peninsula Acquisition Sub, Inc. (“Acquisition Sub”) and Transphorm, Inc. entered into an Agreement and Plan of Merger and Reorganization, dated as of February 12, 2020, pursuant to which Acquisition Sub merged with and into Transphorm, Inc., with Transphorm, Inc. continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).
C.    Following the consummation of the Merger, Peninsula Acquisition Corporation changed its name to “Transphorm, Inc.” and Transphorm, Inc. changed its name to “Transphorm Technology, Inc.” (such company, “Transphorm OpCo”).
D.    Following the consummation of the Merger, on February 12, 2020 the Company sold shares of its common stock to the Investor and certain other third parties pursuant to an initial closing of a private placement offering (the “Private Placement” and, together with the Stock Purchase and the Merger, the “Transactions”).
E.    In connection with the Merger, the Company and the Investor will enter into a Stockholders Agreement, dated on or about the date hereof (as the same may be amended from time to time in accordance with the terms thereof, the “Stockholders Agreement”) and setting forth certain agreements with respect to, among other things, the composition and nomination of the Company’s board of directors and committees thereof.
F.    The Company may from time to time in the future (i) offer and sell, or cause to be offered and sold, equity or debt securities (such offerings, collectively, the “Subsequent Offerings”), including (a) offerings of shares of capital stock of a member of the Company Group, and/or options to purchase such shares, to employees, directors and consultants of or to a member of the Company Group (any such offering, a “Management Offering”), and (b) one or more offerings of equity or debt securities for the purpose of raising financing for a member of the Company Group or for other corporate purposes, and (ii) repurchase, redeem or otherwise acquire certain securities of a member of the Company Group or engage in a recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization or reorganization, a “Redemption”), in each case subject to the terms and conditions of the Organizational Documents and any other applicable agreement, which offerings and/or Redemptions may be arranged and facilitated through the services of the Investor or its Affiliates.
G.    The parties hereto recognize the possibility that Claims might be made against and Obligations incurred by the Investor Parties or their respective related Persons or Affiliates under applicable securities laws or otherwise in connection with the Transactions or the Securities Offerings, or relating to other actions or omissions of or by members of the Company Group or their Agents, or relating to the provision of financial advisory, investment banking, syndication, monitoring and management consulting services (the “Transaction Services”) to the Company Group by the Investor or its Affiliates, and the parties hereto accordingly wish to provide for the Investor Parties and their respective related Persons and Affiliates to be indemnified in respect of any such Claims and Obligations.
H.    The parties hereto recognize that Claims might be made against and Obligations incurred by Investor Directors in connection with service to the Company Group and accordingly wish to provide for such Investor Directors to be indemnified to the fullest extent permitted by law in respect of any such Claims and Obligations.
I.    The parties hereto recognize that the Company Group benefits from the portfolio company oversight provided by the Investor Parties and the ability of each of the foregoing to share internally portfolio company information. The board of directors of the Company has therefore consented to the Investor Directors sharing any information such Investor Directors receive from any member of the Company Group with officers, directors, members, employees and representatives of the Investor and its Affiliates (other than other portfolio companies) and to the internal use by the Investor and such Affiliates of any information received from any member of the Company Group, subject, however, to the Investor maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of members of the Company Group in violation of applicable law.
NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:
1.Definitions.
(a)    “Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly Controlling, Controlled by or under common Control with, such Person, (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner, limited partner or trustee of any such Person described in clause (i) or (ii). “Control,” including the correlative terms “Controlling,” “Controlled by” and “under common Control with,” any Person shall consist of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise).
(b)    “Agent” means present or past representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or other agents.

(c)    “Change in Control” means (i) the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company Group to any Person (or group of Persons acting in concert), other than to the Investor or one or more of its Affiliates (excluding, for this purpose, the Company Group) or (ii) a merger, recapitalization, or other sale to a Person (or group of Persons acting in concert) of the Company’s or Transphorm OpCo’s capital stock that results in more than 50% of the Company’s or Transphorm OpCo’s capital stock (or any resulting company after a merger) being held by a Person (or group of Persons acting in concert) that does not include the Investor or its Affiliates (excluding, for this purpose, the Company Group), and in any event of clause (i) or (ii), which results in the Investor and its Affiliates (excluding, for this purpose, the Company Group) ceasing to hold the ability to elect a majority of the members of the board of directors of the Company.
(d)    “Claim” means, with respect to any Indemnitee, any claim by or against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be indemnified by any member of the Company Group under this Agreement.
(e)    “Commission” means the United States Securities and Exchange Commission or any successor entity thereto.
(f)    “Company Director Indemnity” means any monitoring, stockholder, indemnification or other agreement any Investor Director has entered into (or enters into contemporaneously with, or after, the date hereof) with any member of the Company Group providing for indemnification and for advancement of expenses for such Investor Director in connection with his or her service as a director, manager or member of any member of the Company Group, and each Investor Director may, in his or her capacity as director, manager or member of any member of the Company Group, be indemnified and/or entitled to advancement of expenses under the certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement, any other organizational documents of, or any policies of insurance procured by, the applicable member of the Company Group (each of which shall also be deemed a Company Director Indemnity).
(g)    “Company Group” means the Company and all of its Subsidiaries and Affiliates (other than the Investor and its Affiliates to the extent such entities are Affiliates of the Company or any of its Subsidiaries or Affiliates as a result of an investment, directly or indirectly, in the Company or any of its Subsidiaries).
(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(i)    “Expenses” means all attorneys’ fees, disbursements and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

(j)    “Indemnitee” means each of (i) the Investor Parties and their respective Affiliates (other than the Company Group) and their respective successors and assigns, (ii) the directors, officers, managers, partners, members, employees, agents, advisors, consultants, representatives and Controlling Persons of each of the foregoing, or of their partners, members and Controlling Persons, and (iii) each Investor Director, in the case of each of the foregoing clauses (i)-(iii), irrespective of the capacity in which such Person acts.
(k)    “Investor Directors” means executives of the Investor or its Affiliates who serve as directors, managers or members of any member of the Company Group, and other Persons (who are not executives of the Investor or its Affiliates) who serve as directors, managers or members of any member of the Company Group as an appointee or designee of any Investor Party.
(l)    “Investor Indemnification Agreements” means one or more certificates or articles of incorporation, by-laws, limited liability company operating agreements, limited partnership agreements and any other organizational documents of the Investor Parties, any insurance policies maintained by each of the Investor Parties and any other agreements to which the Investor Parties’ are party, in each case providing for, among other things, indemnification of and/or advancement of expenses to the Investor Directors for, among other things, substantially the same matters that are subject to indemnification and advancement of expenses under this Agreement, any Related Document and any Company Director Indemnity.
(m)    “Investor Indemnitors” means the Investor Parties and/or their respective Affiliates and Controlling Persons, in their capacity as indemnitors to the Investor Directors under any Investor Indemnification Agreements.
(n)    “Investor Parties” means the Investor and its Affiliates (including, without limitation, Kohlberg Kravis Roberts & Co., L.P., but excluding, for purposes of this Agreement, the Company Group and any portfolio companies of Kohlberg Kravis Roberts & Co., L.P. unrelated to the operations of the Company or its Subsidiaries).
(o)    “Obligations” means, collectively any and all obligations, liabilities, causes of actions, Proceedings, judgments, decrees, losses, damages (including punitive and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs and Expenses (including interest, assessments and other charges in connection therewith and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.
(p)    “Organizational Documents” means the certificate of incorporation and bylaws (or other organizational documents of similar substance and purpose), as may be amended from time to time in accordance with the terms thereof, of any member of the Company Group.
(q)    “Person” means an individual, corporation, limited liability company, limited or general partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.
(r)    “Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a claim, demand,

discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.
(s)    “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Securities Offering or any of the transactions contemplated thereby, including, in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group with the Commission in connection with the Transactions or any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the Commission in connection therewith, (ii) any prospectus, preliminary, free-writing or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group in connection with the Transactions or any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or any placement agent or underwriter in connection with the Transactions or any Securities Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with the Transactions or any Securities Offering or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group in connection with the Transactions or any Securities Offering, (vi) any purchase, repurchase, redemption, recapitalization or reorganization or other agreement entered into by any member of the Company Group in connection with any Redemption, or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the Commission or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the Commission or any securities exchange in connection therewith.
(t)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(u)    “Securities Offerings” means any Management Offering, Redemption or Subsequent Offering.
(v)    “Subsidiary” means each Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.
(w)    “Unpaid Director Indemnity Amounts” means the amount that the Indemnifying Party fails to indemnify or advance to an Investor Director as required or contemplated by this Agreement, any Related Document or any Company Director Indemnity.
2.    Indemnification.
(a)    The Company shall, and shall cause each other member of the Company Group to (together with the Company, the “Indemnifying Parties,” and each an “Indemnifying Party”),

jointly and severally with each other Indemnifying Party, indemnify, defend and hold harmless each Indemnitee:
(i)    from and against any and all Obligations, whether incurred by such Indemnitee with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Exchange Act or any other applicable securities or other laws, in connection with the Transactions and any Securities Offering, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act by any member of the Company Group (or any of their Agents) or any of their predecessors, whether such action or failure has occurred or is yet to occur or any obligation of any member of the Company Group or any of their predecessors or any such Agent, or (C) the performance by the Investor or any of its Affiliates of Transaction Services for any member of the Company Group (whether performed prior to the date hereof, hereafter, pursuant to any agreement or otherwise);
(ii)    to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of organization of an Indemnifying Party or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of organization of such Indemnifying Party), from and against any and all Obligations whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director, officer or manager of any member of the Company Group or is or was serving at the request of such entity as a director, officer, manager, member, employee or agent of or advisor or consultant to another Person or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director, officer or manager of any member of the Company Group or of any other Person which such Indemnitee was serving as a director, officer or manager at the request of any member of the Company Group; and
(iii)    to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of organization of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of organization of such Indemnifying Party), who was or is a party, or is threatened to be made a party, to any Proceeding (including (i) any action by or in the right of, or relating to, the Company Group and (ii) any past, current or future litigation relating to the the Transactions or such Indemnitee’s equity ownership in the Company Group) by reason of any actions or omissions or alleged acts or omissions arising out of such Indemnitee’s activities either on behalf of the Company Group or in furtherance of the interests of the Company Group or arising out of or in connection with such Indemnitee’s purchase and/or ownership of equity interests in the Company Group or such Indemnitee’s involvement in the Transactions, from and against any and all Obligations; provided, that such Indemnitee was not guilty of fraud, a willful breach of this Agreement or a willful illegal act;

in each case including any and all fees, costs and Expenses incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement, any Company Director Indemnity or any Related Document.
(b)    Without in any way limiting the foregoing Section 2(a), the Company shall, and shall cause each other Indemnifying Party to, on a joint and several basis with each other Indemnifying Party, indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to the Indemnifying Parties, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.
(c)    Without limiting the foregoing, in the event that an Indemnitee or any member of the Company Group initiated, is subject to, or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue to recover damages for breach of this Agreement, or to enforce or interpret this Agreement or any rights of such Indemnitee to indemnification or advancement of expenses (or related Obligations of such Indemnitee) under any member of the Company Group’s Organizational Documents, any other agreement to which such Indemnitee and any member of the Company Group are party, any vote of directors of any member of the Company Group, the law of incorporation or formation of any member of the Company Group or any other applicable law or any liability insurance policy, the Company shall, and shall cause each other Indemnifying Party to, on a joint and several basis with each other Indemnifying Party, indemnify such Indemnitee against all costs and Expenses incurred by such Indemnitee or on such Indemnitee’s behalf in connection with such Proceeding, whether or not such Indemnitee is successful in such Proceeding, except to the extent that the court presiding over such Proceeding determines that material assertions made by such Indemnitee in such proceeding were in bad faith.
(d)    The Company, for itself and on behalf of the other Indemnifying Parties, acknowledges and agrees that the obligations of the Indemnifying Parties under this Agreement, any Related Document or any Company Director Indemnity (whether such agreements are entered into prior to, on or after the date of this Agreement) to indemnify or advance expenses to any Investor Director for matters covered thereby shall be the primary source of indemnification with respect to such matters and the Indemnifying Parties shall be the indemnitor of first resort in connection therewith, and any obligation on the part of any Investor Indemnitor under any Investor Indemnification Agreement to indemnify or advance expenses to such Investor Director shall be secondary to the Indemnifying Parties’ obligation and shall be reduced by any amount that the Investor Director may collect as indemnification or advancement from the Indemnifying Parties. The Company, for itself and on behalf of the other Indemnifying Parties, (i)

acknowledges and agrees that the Indemnifying Parties shall be required to advance the full amount of Expenses incurred by any Investor Director and shall be liable for the full amount of all Obligations to the extent legally permitted and as required by the Indemnifying Parties pursuant to this Agreement, any Related Document or any Company Director Indemnity (whether such agreements are entered into prior to, on or after the date of this Agreement), without regard to any rights such Investor Director may have against the Investor Indemnitors and (ii) irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. In the event that the Indemnifying Party fails to indemnify or advance expenses to an Investor Director as required or contemplated by this Agreement, any Related Document or any Company Director Indemnity, and any Investor Indemnitor makes any payment to such Investor Director in respect of indemnification or advancement of expenses under any Investor Indemnification Agreement on account of such Unpaid Director Indemnity Amounts, such Investor Indemnitor shall, automatically and without any action on the part of any Person, be subrogated to the rights of such Investor Director under this Agreement, any Related Document or any Company Director Indemnity, as the case may be, in respect of such Unpaid Director Indemnity Amounts.
(e)    The Company, for itself and on behalf of the other Indemnifying Parties, acknowledges and agrees that, to the fullest extent permitted by applicable law (i) its obligation to indemnify any Indemnitee under this Agreement, any Related Documents or any Company Director Indemnity shall include any amounts expended by any Investor Indemnitor under any Investor Indemnification Agreement in respect of indemnification or advancement of expenses to any Investor Director in connection with any Proceedings involving his or her service as an Investor Director to the extent such amounts expended by such Investor Indemnitor are on account of any Unpaid Director Indemnity Amounts and (ii) no Indemnifying Parties shall be entitled to contribution or indemnification from, or subrogation against, any Investor Indemnitor in respect of amounts expended by it to indemnify or advance expenses to any Investor Director under this Agreement, any Related Documents or any Company Director Indemnity.
(f)    The Company hereby agrees that it will not, and will not permit any other member of the Company Group to, amend any Company Director Indemnity (whether entered into prior to, on or after the date of this Agreement) to alter the rights of any Investor Director in any manner that would alter any Investor Director’s rights with respect to conduct pre-dating the date of any such amendment without the consent of the Investor.
3.    Contribution.
(a)    If for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Company shall, and shall cause each other Indemnifying Party to, on a joint and several basis with each other Indemnifying Party, contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each member of the Company Group and their Agents, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Securities Offering, the relative benefits received by each member of the Company Group and their Agents, on the one hand, and such Indemnitee, on the other, from such

Transaction or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.
(b)    If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Company shall, and shall cause each other Indemnifying Party to, on a joint and several basis with each other Indemnifying Party, contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of each of the members of the Company Group and their Agents, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group and their Agents, on the one hand, and such Indemnitee, on the other, from such Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.
(c)    For purposes of Section 3(a), the relative fault of each member of the Company Group and their Agents, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of each of the members of the Company Group and their Agents, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, whether the included or omitted information relates to information supplied by the members of the Company Group and their Agents, on the one hand, or by such Indemnitee, on the other, (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission, and (iii) applicable law. For purposes of Section 3(a) and Section 3(b), the relative benefits received by each member of the Company Group and their Agents, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company Group, on the one hand, and such Indemnitee, on the other, from such Securities Offering.
(d)    The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or Section 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. No Indemnifying Party shall be liable under Section 3(a) or Section 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances such Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or Section 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

4.    Indemnification Procedures.
(a)    Reasonably promptly following the date on which an Indemnitee gains actual knowledge of the assertion of a Claim against it, such Indemnitee shall notify the appropriate member of the Company Group in writing of such Claim (the “Notice of Claim”); provided, however, that the failure or delay of such Indemnitee to deliver such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such failure or delay results in a failure of actual notice to such Indemnifying Party and such Indemnifying Party is materially injured as a result of such failure or delay. The Notice of Claim shall specify all material facts then known to such Indemnitee relating to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved (solely to the extent such Indemnitee has knowledge of such amount or a reasonable basis for making such an estimate thereof). The Indemnifying Parties shall, at their sole cost and Expense, undertake the defense of such Claim with attorneys of their own choosing reasonably satisfactory in all respects to such Indemnitee, subject to the right of such Indemnitee to undertake such defense as hereinafter provided. The applicable Indemnitee may participate in such defense with counsel of such Indemnitee’s choosing at the sole cost and Expense of the Indemnifying Parties. In the event that the Indemnifying Parties do not undertake the defense of the Claim within a reasonable time after receipt of the Notice of Claim, or in the event that the Indemnitee shall in good faith determine that the defense of the Claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee, such Indemnitee may, at the sole cost and Expense of the Indemnifying Parties and after giving notice to the Indemnifying Parties of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any Claim against an Indemnitee, no Indemnifying Party shall, except with the prior written consent of such Indemnitee, consent to the entry of any judgment or enter into any settlement or other compromise of such Claim that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of an unconditional release from all liability on all of the matters that are the subject of such Claim and an acknowledgement that such Indemnitee denies all wrongdoing in connection therewith. The Indemnifying Parties shall not be obligated to indemnify an Indemnitee against amounts paid in settlement of a Claim if such settlement is effected by such Indemnitee without the prior written consent of Company (on behalf of all Indemnifying Parties), which shall not be unreasonably withheld, conditioned or delayed. The applicable Indemnitee will cooperate with the Indemnifying Parties, so long as an Indemnifying Party is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including by making available evidence within the control of such Indemnitee and persons needed as witnesses who are employed by such Indemnitee, in each case as reasonably needed for such defense and at the sole cost and Expense of the Indemnifying Parties.
(b)    An Indemnitee shall notify the Indemnifying Parties in writing of the amount requested for advances (“Notice of Advances”). The Indemnifying Parties hereby agree to advance costs and Expenses incurred by any Indemnitee in connection with any Claim (but not for any Claim initiated or brought voluntarily by an Indemnitee, other than a Proceeding pursuant to Section 2(c)) in advance of the final disposition of such Claim, without regard to whether such Indemnitee will ultimately be entitled to be indemnified for such costs and Expenses, upon receipt of an undertaking by or on behalf of such Indemnitee to repay amounts so advanced if it shall ultimately be finally determined by a court of competent jurisdiction from which no appeal can be taken that such Indemnitee is not entitled to be indemnified by the Indemnifying Parties pursuant to this Agreement, any Related Document or any Company Director Indemnity. The Indemnifying Parties shall make payment of such advances no later than 10 days after the receipt of the Notice of Advances.
(c)    An Indemnitee shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by such Indemnitee (the “Notice of Payment”). The amount of any Claim actually paid by such Indemnitee shall bear simple interest at the rate equal to the JPMorgan Chase Bank, N.A. prime rate as of the date of such payment plus 2% per annum, from the date the Indemnifying Parties receive the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to such Indemnitee. The Indemnifying Parties shall make indemnification payments to such Indemnitee no later than 30 days after receipt of the Notice of Payment.
(d)    To the extent that the Indemnifying Parties elect to assume the defense of a Claim and there has not been a Change in Control, the board of directors of the Company shall select, and the applicable Indemnitee shall reasonably approve, independent legal counsel to defend such Claim. If there has been a Change in Control, independent legal counsel to defend such Claim shall be selected by such Indemnitee and approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Parties shall pay the fees and expenses of such independent legal counsel and indemnify such independent legal counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to its engagement.
5.    Certain Covenants. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement and, to the extent applicable, subject to Section 2(d). The rights of each Indemnitee and the obligations of the Indemnifying Parties hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Following the Merger, each member of the Company Group, and each of their corporate successors, shall implement and maintain in full force and effect any and all corporate charter and by-law (or similar organizational document) provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including a provision of its certificate of incorporation (or similar organizational document) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time. So long as the Company or any other member of the Company Group maintains liability insurance for any directors, officers, employees or agents of any such Person, the Indemnifying Parties shall ensure that each Indemnitee serving in such capacity is covered by such insurance in such a manner as to provide such Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and the Company Group’s then current directors and officers.
6.    Conflicts. The parties hereto understand and agree that this Agreement is supplemental to, and not in substitution of, any Company Director Indemnity, and in the event of any conflict between the terms of this Agreement and any Company Director Indemnity, the terms which in the reasonable judgment of the Investor are most favorable to the Investor

Director or the Investor, as the case may be, shall apply to the fullest extent permitted under the law.
7.    Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class (postage prepaid), sent by reputable overnight courier service (charges prepaid) or sent by electronic mail or facsimile, to the applicable recipient at the address, electronic mail address or facsimile number set forth below:
If to any member of the Company Group:
Transphorm, Inc.
75 Castilian Drive
Goleta, California 93317
Attention: Mario Rivas
Email: mrivas@transphormusa.com
Facsimile: (805) 961-9528
with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, California 94303
Facsimile: (650) 493-6811
Attention: Mark Bertelsen
Email: mbertelsen@wsgr.com
If to the Investor, to:
KKR Phorm Investors L.P.
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: General Counsel
Email: general.counsel@kkr.com
Facsimile: (212)-750-0003
with a copy (which shall not constitute notice) to:
Jones Day
1755 Embarcadero Road
Palo Alto, California
Attention: Timothy R. Curry
Email: tcurry@jonesday.com
Facsimile: (650) 739-3900
or to such other address or such other Person as the Company Group or the Investor shall have designated by notice to the other parties hereto. Notices will be deemed to have been given hereunder when, the day delivered personally, five days after deposit in the U.S. mail, one day after deposit with a reputable overnight courier service, or the day sent by electronic mail or facsimile (receipt confirmed).
8.    Governing Law; Jurisdiction, Waiver of Jury Trial.
(a)    This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws.
(b)    In any Proceeding arising out of or relating to this Agreement, each of the parties hereto unconditionally accepts the exclusive jurisdiction and venue of the Delaware Court of Chancery or, if the Delaware Court of Chancery does not have subject matter jurisdiction over this matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed, and each of the parties hereto irrevocably waives the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Proceeding. In any such Proceedings, the parties hereto agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by applicable law, service of process may be made by delivery provided pursuant to the directions in Section 7. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
9.    Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by applicable law, (ii) as to such Person or circumstance or in such jurisdiction, such provision shall be reformed to be valid and enforceable to the fullest extent permitted by applicable law, and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.
10.    Successors; Binding Effect. Each Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to the Investor and its counsel, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnifying Party would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by the Company without the prior written consent of the Investor. The Investor may assign, without the prior consent of the Company, its rights, interests and obligations hereunder to any transferee of shares of the Company’s capital stock held by the Investor or any transferee of Investor.

11.    Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or remedy hereunder upon any Person other than (i) each of the parties hereto and their respective successors and permitted assigns and (ii) each other Indemnitee, all of whom are intended to be third party beneficiaries thereof. All agreements and obligations of the parties contained herein shall continue during the period an Indemnitee is an Indemnitee for purposes of this Agreement and shall continue thereafter with respect to any possible Claims based on the fact that the Indemnitee was an Investor Party, an Affiliate of an Investor Party (other than the Company Group), the successor and/or assignee of an Investor Party, an Investor Party’s or its Affiliates’ (including the Company Entities’) director, officer, manager, partner, member, employee, agent, advisor, consultant, representative, a Controlling Person of an Investor Party or one of its Affiliates or of their partners, members and Controlling Persons, or a director, officer or manager of any member of the Company Group. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. Subject to Section 2(d) hereof, the rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” Words used in this Agreement in the singular, where context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the plural in this Agreement shall apply to such words when used in the singular, where context so permits, and vice versa.
12.    Entire Agreement. This Agreement, together with the Company Director Indemnities, the Investor Indemnification Agreements and the other agreements and organizational documents referred to herein, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those set forth or referred to herein with respect to the subject matter hereof. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter, including the Indemnification Agreement, dated as of June 8, 2015, between Transphorm OpCo and Kohlberg Kravis Roberts & Co., L.P.
13.    Information. The Company hereby consents to the Investor Directors sharing any information such Investor Directors receive from any member of the Company Group with officers, directors, partners, consultants, advisors, members, managers, employees and representatives of the Investor and its Affiliates (other than other portfolio companies) (collectively, the “Permitted Recipients”) and to the internal use by the Investor and Permitted Recipients of any information received from any member of the Company Group; provided, however, that the Investor maintains adequate procedures to prevent such information from being (i) disclosed to any Person that is not a Permitted Recipient or (ii) used in connection with the purchase or sale of securities of the Company in violation of applicable law.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

KKR PHORM INVESTORS L.P.

By:	its General Partner
KKR Phorm Investors GP LLC

By:	/s/ Joan Lacagnina
	Name:	Joan Lacagnina
	Title:	Vice President, Finance

Indemnification Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above 'written.

TRANSPHORM, INC.

By:	/s/ Mario Rivas
	Name:	Mario Rivas
	Title:	Chief Executive Officer

Indemnification Agreement – Signature Page